Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Fourth Quarter Fiscal Year 2015 Results
Phoenix, October 22, 2015 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three months and fiscal year ended August 31, 2015, with fourth quarter revenue of $600.3 million and a $0.09 diluted loss per share from continuing operations, or $0.17 earnings per share excluding special items.
“Despite the difficult environment, we are executing on the dramatic steps we announced last quarter for the University of Phoenix to become a more focused, higher retaining and less complex institution,” said Greg Cappelli, Chief Executive Officer, Apollo Education Group. “We have also made progress on our diversification strategy through Apollo Global, which is now growing in every country it serves.”
Fourth Quarter 2015 Results of Operations
Apollo Education Group (the “Company”) reported net revenue for the fourth quarter 2015 of $600.3 million, compared to $696.1 million for the fourth quarter 2014. Fourth quarter 2015 University of Phoenix New Degreed Enrollment was 26,500 and Degreed Enrollment was 190,700, compared to New Degreed Enrollment of 38,600 and Degreed Enrollment of 233,500 for the prior year fourth quarter. Operating loss for the fourth quarter 2015 was $5.0 million, compared to operating income of $43.5 million for the fourth quarter 2014. Loss from continuing operations attributable to Apollo Education Group for the fourth quarter 2015 was $10.2 million, or $0.09 per share, compared to income of $33.0 million, or $0.30 per share, for the prior year fourth quarter.
Excluding special items, operating income was $25.7 million for the fourth quarter 2015, compared to $58.2 million for the fourth quarter 2014, and income from continuing operations attributable to Apollo Education Group for the fourth quarter 2015 was $18.7 million, or $0.17 per share, compared to $38.1 million, or $0.34 per share, for the fourth quarter 2014. Adjusted Operating Income was $55.3 million for the fourth quarter 2015 compared to $94.1 million for the fourth quarter 2014. (Special items and Adjusted Operating Income for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Fiscal Year 2015 Results of Operations
Net revenue for fiscal year 2015 totaled $2.6 billion, compared to $3.0 billion in fiscal year 2014. In fiscal year 2015, University of Phoenix Average Degreed Enrollment was 214,500, compared to 251,500 for fiscal year 2014. Operating income for fiscal year 2015 was $114.9 million, compared to $355.0 million in the prior year. Income from continuing operations attributable to Apollo Education Group for fiscal year 2015 was $52.9 million, or $0.49 per share, compared to $225.9 million, or $2.01 per share, for fiscal year 2014.
Excluding special items, operating income was $203.0 million for fiscal year 2015, compared to $462.9 million for fiscal year 2014. Income from continuing operations attributable to Apollo Education Group for fiscal year 2015 was $120.5 million, or $1.10 per share, compared to $287.3 million, or $2.55 per share, for fiscal year 2014. Adjusted Operating Income was $328.3 million for fiscal year 2015 compared to $601.7 million for fiscal year 2014. (Special items and Adjusted Operating Income for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)

Balance Sheet and Cash Flow
As of August 31, 2015, the Company’s unrestricted cash and cash equivalents and short-term marketable securities totaled $698.4 million, compared to $1.4 billion as of August 31, 2014. The decrease was primarily attributable to $608.9 million of net payments on borrowings, $98.0 million for capital expenditures, $51.5 million for the purchase of noncontrolling interests, $44.7 million of share repurchases (which includes $6.6 million of share repurchases for tax withholding requirements on share-based awards), $34.5 million for contingent consideration, and $31.7 million for acquisitions. These items were partially offset by cash provided by operations.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $45.6 million as of August 31, 2015.
Business Outlook
The Company offers the following outlook for fiscal year 2016 based on the business trends observed during the fourth quarter of fiscal year 2015, as well as management’s current expectations of future trends.

•	Net revenue of $2.18 billion to $2.23 billion; and

•	Operating income of $115 to $140 million, excluding the impact of special items.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 8:30 a.m. (ET), 5:30 a.m. (PT), today, Thursday, October 22, 2015.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 44015514
A live webcast of this event may be accessed by visiting the Company’s website at www.apollo.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until October 27, 2015.
Dial-In Numbers:
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 44015514

About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other nondegree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,

(In thousands, except per share data)	2015	2014	2015	2014
Net revenue	$600,291	$696,074	$2,566,277	$2,996,865
Costs and expenses:
Instructional and student advisory	300,187	315,198	1,207,535	1,283,194
Marketing	118,639	144,594	487,759	545,596
Admissions advisory	41,849	56,121	209,768	215,196
General and administrative	67,447	70,236	273,662	286,206
Depreciation and amortization	29,598	35,862	125,303	138,810
Provision for uncollectible accounts receivable	16,833	15,822	59,205	53,819
Restructuring and impairment charges	29,078	23,267	81,800	85,343
Acquisition and other related costs (credit), net	1,695	(9,336)	6,201	19,837
Litigation charges	—	775	100	13,900
Total costs and expenses	605,326	652,539	2,451,333	2,641,901
Operating (loss) income	(5,035)	43,535	114,944	354,964
Interest income	959	610	3,050	2,230
Interest expense	(1,479)	(1,930)	(6,595)	(7,914)
Other loss, net	(1,276)	(1,179)	(5,756)	(560)
(Loss) income from continuing operations before income taxes	(6,831)	41,036	105,643	348,720
Provision for income taxes	(4,366)	(9,254)	(58,163)	(127,290)
(Loss) income from continuing operations	(11,197)	31,782	47,480	221,430
Loss from discontinued operations, net of tax	(8,279)	(3,212)	(23,185)	(16,632)
Net (loss) income	(19,476)	28,570	24,295	204,798
Net loss attributable to noncontrolling interests	992	1,213	5,460	4,506
Net (loss) income attributable to Apollo	$(18,484)	$29,783	$29,755	$209,304
Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$(0.09)	$0.30	$0.49	$2.03
Discontinued operations attributable to Apollo	(0.08)	(0.03)	(0.21)	(0.15)
Basic (loss) income per share attributable to Apollo	$(0.17)	$0.27	$0.28	$1.88
Earnings (loss) per share - Diluted:
Continuing operations attributable to Apollo	$(0.09)	$0.30	$0.49	$2.01
Discontinued operations attributable to Apollo	(0.08)	(0.03)	(0.22)	(0.15)
Diluted (loss) income per share attributable to Apollo	$(0.17)	$0.27	$0.27	$1.86
Basic weighted average shares outstanding	107,950	109,364	108,092	111,354
Diluted weighted average shares outstanding	108,694	110,839	109,038	112,610

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of August 31,
($ in thousands)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$503,705	$1,228,813
Restricted cash and cash equivalents	198,369	224,135
Marketable securities	194,676	187,472
Accounts receivable, net	198,459	225,398
Prepaid taxes	38,371	34,006
Deferred taxes	68,475	83,871
Other current assets	48,823	58,855
Assets of business held for sale	40,897	—
Total current assets	1,291,775	2,042,550
Marketable securities	95,815	87,811
Property and equipment, net	370,281	435,733
Goodwill	247,190	259,901
Intangible assets, net	143,244	189,365
Deferred taxes	27,361	37,335
Other assets	29,129	40,240
Total assets	$2,204,795	$3,092,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$14,080	$609,506
Accounts payable	64,100	63,907
Student deposits	245,470	280,562
Deferred revenue	186,950	225,818
Accrued and other current liabilities	280,847	363,607
Liabilities of business held for sale	40,897	—
Total current liabilities	832,344	1,543,400
Long-term debt	31,566	47,590
Deferred taxes	11,460	22,674
Other long-term liabilities	172,452	233,942
Total liabilities	1,047,822	1,847,606
Commitments and contingencies
Redeemable noncontrolling interests	11,915	64,527
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,928,419)	(3,936,607)
Retained earnings	5,153,452	5,143,949
Accumulated other comprehensive loss	(80,579)	(27,320)
Total Apollo shareholders’ equity	1,144,558	1,180,126
Noncontrolling interests	500	676
Total equity	1,145,058	1,180,802
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,204,795	$3,092,935

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended August 31,
($ in thousands)	2015	2014
Operating activities:
Net income	$24,295	$204,798
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	38,669	42,819
Excess tax benefits from share-based compensation	(236)	(1,285)
Depreciation and amortization	132,012	150,575
Accelerated depreciation and impairments included in restructuring	22,697	7,580
Loss on asset dispositions and impairment charges	29,897	556
Non-cash foreign currency loss, net	2,389	957
Provision for uncollectible accounts receivable	59,205	53,819
Deferred income taxes	2,752	(13,912)
Changes in assets and liabilities, excluding the impact of acquisitions and disposition:
Restricted cash and cash equivalents	25,150	37,233
Accounts receivable	(74,475)	(61,435)
Prepaid taxes	(4,352)	(2,890)
Other assets	12,866	6,072
Accounts payable	1,994	(11,950)
Student deposits	(32,298)	(30,738)
Deferred revenue	6,985	657
Accrued and other liabilities	(78,968)	(6,949)
Net cash provided by operating activities	168,582	375,907
Investing activities:
Purchases of property and equipment	(97,961)	(100,666)
Purchases of marketable securities	(232,700)	(319,079)
Maturities and sales of marketable securities	212,693	188,276
Acquisitions, net of cash acquired	(31,705)	(119,454)
Other investing activities	(4,628)	606
Net cash used in investing activities	(154,301)	(350,317)
Financing activities:
Payments on borrowings	(614,735)	(627,822)
Proceeds from borrowings	5,800	591,131
Share repurchases	(44,723)	(172,709)
Share reissuances	1,538	1,793
Purchase of noncontrolling interests	(51,485)	(893)
Excess tax benefits from share-based compensation	236	1,285
Payment for contingent consideration	(21,371)	—
Other financing activities	—	(4,143)
Net cash used in financing activities	(724,740)	(211,358)
Exchange rate effect on cash and cash equivalents	(4,429)	96
Net decrease in cash and cash equivalents	(714,888)	(185,672)
Cash and cash equivalents, beginning of year	1,228,813	1,414,485
Cash and cash equivalents and cash of business held for sale, end of year	513,925	1,228,813
Less cash of business held for sale	(10,220)	—
Cash and cash equivalents, end of year	$503,705	$1,228,813
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$47,836	$161,163
Cash paid for interest	6,674	7,657
Restricted stock units vested and released	19,570	37,430
Credits received for tenant improvements	—	1,131

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2015	2014	2015	2014
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$568,515	$661,029	$2,393,769	$2,840,946
Less: Discounts and other	(74,788)	(62,202)	(294,103)	(251,954)
Degree seeking net revenues(1)	493,727	598,827	2,099,666	2,588,992
Other revenues	13,271	13,471	48,646	43,957
Total University of Phoenix	506,998	612,298	2,148,312	2,632,949
Apollo Global	85,355	77,756	391,217	338,008
Other	7,938	6,020	26,748	25,908
Net revenue	$600,291	$696,074	$2,566,277	$2,996,865
Operating (loss) income:
University of Phoenix	$40,589	$85,751	$257,366	$499,699
Apollo Global	(22,609)	(22,557)	(49,527)	(74,189)
Other	(23,015)	(19,659)	(92,895)	(70,546)
Operating (loss) income	$(5,035)	$43,535	$114,944	$354,964
(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:
(Rounded to the nearest hundred, except per degreed enrollment)	Three Months Ended August 31,				Year Ended August 31,
	2015	2014	% Change		2015	2014	% Change
Degreed Enrollment(1)	190,700	233,500	(18.3)%	Average Degreed Enrollment(3)	214,500	251,500	(14.7)%
New Degreed Enrollment(2)	26,500	38,600	(31.3)%
Degree seeking net revenues per degreed enrollment	$2,589	$2,565
(1) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands, except per share data)	2015	2014	2015	2014
Operating (loss) income	$(5,035)	$43,535	$114,944	$354,964
(Loss) income from continuing operations before income taxes	(6,831)	41,036	105,643	348,720
Provision for income taxes	(4,366)	(9,254)	(58,163)	(127,290)
Net (loss) income attributable to Apollo	(18,484)	29,783	29,755	209,304
Loss from discontinued operations, net of tax	(8,279)	(3,212)	(23,185)	(16,632)
(Loss) income from continuing operations attributable to Apollo	$(10,205)	$32,995	$52,940	$225,936
Diluted (loss) income per share from continuing operations attributable to Apollo	$(0.09)	$0.30	$0.49	$2.01
Special items:
Restructuring and impairment charges	$29,078	$23,267	$81,800	$85,343
Acquisition and other related costs (credit), net	1,695	(9,336)	6,201	19,837
Litigation charges	—	775	100	13,900
Gain related to foreign indirect taxes(1)	—	—	—	(11,173)
Special items before income taxes	30,773	14,706	88,101	107,907
Less: income tax effects of special items	(11,921)	(9,554)	(33,669)	(36,373)
Open Colleges valuation allowance charge	10,082	—	10,082	—
Tax expense from resolution with tax authority	—	—	3,002	—
Tax benefit from Internal Revenue Service settlement	—	—	—	(10,176)
Special items, net of income tax	$28,934	$5,152	$67,516	$61,358
Excluding special items:
Operating income	$25,738	$58,241	$203,045	$462,871
Income from continuing operations before income taxes	23,942	55,742	193,744	456,627
Provision for income taxes	(6,205)	(18,808)	(78,748)	(173,839)
Income from continuing operations attributable to Apollo	18,729	38,147	120,456	287,294
Diluted income per share from continuing operations attributable to Apollo	$0.17	$0.34	$1.10	$2.55
(1) This gain is included in instructional and student advisory on the Company’s Condensed Consolidated Statements of Operations.

Adjusted Operating Income (Loss) Reconciliation

	Consolidated				Apollo Global(1)
	Three Months Ended August 31,		Year Ended August 31,		Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2015	2014	2015	2014	2015	2014	2015	2014
Operating (loss) income	$(5,035)	$43,535	$114,944	$354,964	$(22,609)	$(22,557)	$(49,527)	$(74,189)
Depreciation and amortization	29,598	35,862	125,303	138,810	9,699	11,747	39,376	38,168
Restructuring and impairment charges	29,078	23,267	81,800	85,343	443	707	585	6,091
Acquisition and other related costs (credit), net	1,695	(9,336)	6,201	19,837	(359)	(9,844)	1,299	18,990
Litigation charges	—	775	100	13,900	—	—	—	—
Gain related to foreign indirect taxes	—	—	—	(11,173)	—	—	—	(11,173)
Adjusted Operating Income (Loss)	$55,336	$94,103	$328,348	$601,681	$(12,826)	$(19,947)	$(8,267)	$(22,113)
(1) Apollo Global’s subsidiaries experience seasonality associated with the timing of when courses begin, exam dates, the timing of their respective holidays and other factors. These factors have historically resulted in lower adjusted operating results in the second and fourth quarters because of lower net revenue, particularly for BPP, and due to BPP’s relatively fixed cost structure.

Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
Adjusted Operating Income (Loss) excludes depreciation and amortization and certain other items and is intended to provide an indicator of our operating performance across time periods due to the impact of acquisitions.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the impact of the initiatives to transform University of Phoenix into a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (iii) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs; (iv) further delay in the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (v) the impact of the U.S. Department of Defense (“DoD”) action to place University of Phoenix on probation in relation to participation in the DoD’s Tuition Assistance Program for active duty military students; (vi) the impact of the Company’s ongoing restructuring and cost-reduction initiatives; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (viii) changes in University of Phoenix enrollment or student mix; and (ix) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.
Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu